UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2022 (December 13, 2022)

PLURI INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	PLUR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Between December 13, 2022 and December 19, 2022, Pluri Inc. (the “Company”) executed Securities Purchase Agreements (the “Securities Purchase Agreements”) with accredited and non-U.S. investors relating to a private placement offering (the “Offerings”) of an aggregate of 8,020,900 common shares, $0.00001 par value per share (the “Common Shares”), and warrants (the “Warrants”) to purchase up to 8,020,900 Common Shares. On December 13, 2022, the Company executed securities purchase agreements to sell, at a purchase price of $1.03 per share, up to 5,579,883 Common Shares and Warrants to purchase up to 5,579,883 Common Shares, with an exercise price of $1.03 per share and a term of three years. On December 14, 2022, the Company executed securities purchase agreements to sell, at a purchase price of $1.05 per share, up to 2,068,517 Common Shares and Warrants to purchase up to 2,068,517 Common Shares, with an exercise price of $1.05 per share and a term of three years. On December 15, 2022, the Company executed securities purchase agreements to sell, at a purchase price of $1.06 per share, up to 237,500 Common Shares and Warrants to purchase up to 237,500 Common Shares, with an exercise price of $1.06 per share and a term of three years. On December 19, 2022, the Company executed a securities purchase agreement to sell, at a purchase price of $1.09 per share, up to 135,000 Common Shares and Warrants to purchase up to 135,000 Common Shares, with an exercise price of $1.09 per share and a term of three years. The Warrants sold in the Offerings will be exercisable upon the later of six months from their issuance date, or until the Company increases its authorized shares. The Offerings are expected to close between December 15, 2022 and January 31, 2023.

In addition, the purchasers in the Offering agreed to execute proxies permitting the Company’s Chief Executive Officer and Chief Financial Officer to vote the securities purchased in the Offerings in favor of any shareholder vote relating to a future increase of the Company’s authorized shares. Pursuant to the Securities Purchase Agreement, the Company agreed to hold a meeting of shareholders within 200 days of the execution of the Securities Purchase Agreements for the purpose of increasing the Company’s authorized shares.

The securities issued with respect to the Offerings are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D and Regulation S promulgated thereunder. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Warrants and Securities Purchase Agreements are not complete and are qualified in their entirety by reference to the full text of the forms of Warrants and Securities Purchase Agreements, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, Yaky Yanay, the Company’s Chief Executive Officer, agreed to forgo, as of January 1, 2023, $375,000 of his annual cash salary for the next twelve months in return for equity grants, issuable under the Company’s existing equity compensation plans. In that regard, the Company intends to issue Mr. Yanay (i) 334,821 restricted stock units, vesting ratably each month and (ii) options to purchase 334,821 Common Shares, vesting ratably each month, with a term of 3 years, at an exercise price of $1.12 per share. In addition, the Board of Directors also agreed to issue Mr. Yanay options to purchase 1,500,000 Common Shares, with a term of 3 years, with the following terms: (i) options to purchase 500,000 Common Shares at an exercise price of $1.56 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, (ii) options to purchase 500,000 Common Shares at an exercise price of $2.08 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023, and (iii) options to purchase 500,000 Common Shares at an exercise price of $2.60 per share, 50% vesting on June 30, 2023 and 50% vesting on December 31, 2023. All options are expected to be issued in January 2023 and shall be exercisable on the later of their vesting date or until the Company increases its authorized share capital.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.2	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURI INC.

Date: December 19, 2022	By:	/s/ Chen Franco-Yehuda
	Name:	Chen Franco-Yehuda
	Title:	Chief Financial Officer

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